UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 14, 2007

I.C. ISAACS & COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23379	52-1377061
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 10th Avenue, 9th Floor, New York, NY	10018
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (646) 459-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On June 14, 2007, the Board of Directors (the “Board”) of I.C. Isaacs & Company, Inc. (the “Company”) approved the I.C. Isaacs & Company, Inc. 2007 Stock Incentive Plan (the “2007 Plan”).  The 2007 Plan allows the Company to grant incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, unrestricted stock and performance shares.  Subject to certain adjustments contained in the 2007 Plan, which is attached hereto as Exhibit 10.1, the total number of shares of common stock of the Company with respect to which awards may be granted pursuant to the 2007 Plan shall not exceed the sum of 600,000 shares.  The 2007 Plan will be administered by the Compensation Committee of the Board or such other committee designated by the Board.

A copy of the 2007 Plan is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit No.    Description

10.1        I.C. Isaacs & Company, Inc. 2007 Stock Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    I.C. ISAACS & COMPANY, INC.

Date: June 18, 2007                          By: /s/  Gregg A. Holst
                            Gregg A. Holst
                            Chief Financial Officer